Exhibit 28(h)(29)
AMENDMENT I
TO
GLOBAL SECURITIES LENDING AGENCY AGREEMENT
          THIS AMENDMENT I TO GLOBAL SECURITIES LENDING AGENCY AGREEMENT (this “Amendment”) is dated as of the 2nd day of February, 2011, by and between CITIBANK, N.A., a national banking organization (the “Agent”), and THE PERFORMANCE FUNDS TRUST (the “Lender”), acting on behalf of one or more of its participating portfolios (each a “Portfolio”) listed on Exhibit A to the Agency Agreement (as defined below). Capitalized terms used herein without definition shall have the meaning ascribed thereto the Agency Agreement.
WITNESSETH
THAT WHEREAS, Lender and Agent are parties to that certain Global Securities Lending Agency Agreement dated as of March 22, 2010 (the “Agency Agreement”), whereby Agent has been retained by Lender to act as a securities lending agent on the terms provided therein; and
WHEREAS, Lender and Agent desire to modify and amend the Agency Agreement on the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the mutual premises, covenants, and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
1.	Schedule VI of the Agency Agreement is hereby amended by deleting such schedule and replacing it in its entirety with a new Schedule VI as attached to this Amendment.

2.	Except as amended in Paragraph 1 above, the Agency Agreement and all terms and conditions thereof shall remain unaltered and in full force and effect and are hereby ratified and confirmed in all respects, as hereinabove amended. Any reference in the Agency Agreement or in any instrument, document or consideration executed or delivered pursuant to the Agency Agreement or to “this Agreement”, “hereof”, “hereto”, and “hereunder” and similar references thereto shall be deemed and construed to be a reference to the Agency Agreement, as amended by this Amendment.

3.	This Amendment will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to otherwise applicable principles of conflicts of law.

4.	This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute but one and the same agreement.
          IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.

THE PERFORMANCE FUNDS TRUST		CITIBANK, N.A.

By:	/s/ Teresa F. Thornhill Name: Teresa F. Thornhill	By:	/s/ Laurie Zeppieri Name: Laurie Zeppieri
	Title: President		Title: Managing Director

Schedule VI
to the Global Securities Lending Agency Agreement,
Between CITIBANK, N.A., As the Agent
and the Lender
APPROVED LENDING AGREEMENTS

TYPE OF SECURITIES	APPLICABLE LENDING AGREEMENT*
US Securities	Master Securities Lending Agreement (1984)
Master Securities Loan Agreement (2000 version)

*	Note: Agent shall provide Lender with a copy of the applicable Lending Agreement upon request.